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                                                  AMENDMENT NO. 2

                                                        TO

                              AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

                                                        OF

                                         AMERICAN CENTURY MUNICIPAL TRUST



         THIS  AMENDMENT NO. 2 TO AMENDED AND RESTATED  AGREEMENT AND  DECLARATION  OF TRUST is made as of the 12th day of December, 2005 by the Trustees hereunder.


         WHEREAS,  the  Board of  Trustees  have  executed  an  Amendment  and  Restatement  to the  Agreement  and
Declaration of Trust dated March 26, 2004 and amended June 30, 2005;


         WHEREAS,  the Board of Trustees  have  determined  that it is in the best  interests  of American  Century
Municipal Trust (the "Trust") to add a new series titled Long-Term Tax-Free Fund ("New Series"), and


         WHEREAS,  the Trustees have approved the elimination of the C Class II Class for the High-Yield  Municipal
Fund, and


         WHEREAS,  pursuant to Article VIII,  Section 8 of the Declaration of Trust, the Trustees wish to amend the
Declaration of Trust to reflect these changes.


         NOW, THEREFORE, BE IT RESOLVED, that the Declaration of Trust is hereby amended by deleting the text of
Schedule A thereof in its entirety and inserting in lieu thereof the attached Schedule A.



         IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the date written above.

Trustees of the American Century Municipal Trust



/s/ Kenneth E. Scott                                         /s/ Ronald J. Gilson
Kenneth E. Scott                                             Ronald J. Gilson



/s/ Kathryn A. Hall                                          /s/ William M. Lyons
Kathryn A. Hall                                              William M. Lyons



/s/ John B. Shoven                                           /s/ Jeanne D. Wohlers
John B. Shoven                                               Jeanne D. Wohlers



/s/ Antonio Canova                                           /s/ John Freidenrich
Antonio Canova                                               John Freidenrich



/s/ Myron S. Scholes
Myron S. Scholes


                                                    Schedule A

Pursuant to Article III,  Section 6, the Trustees hereby  establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

         Series                                                            Class        Date of Establishment

         Tax-Free Money Market Fund                                    Investor          07/31/1984

         Tax-Free Bond Fund                                            Investor         07/31/1984
                                                                       Institutional    12/17/2002
                                                                       Advisor          06/30/2005
                                                                       R Class          06/30/2005

         High-Yield Municipal Fund                                     Investor         12/15/1997
                                                                       A Class          05/08/2002
                                                                       B Class          05/08/2002
                                                                       C Class          05/01/2001

         Florida Municipal Money Market Fund                           Investor          04/11/1994

         Florida Municipal Bond Fund                                   Investor         04/11/1994
                                                                       A Class          02/27/2004
                                                                       B Class          02/27/2004
                                                                       C Class          02/27/2004

         Arizona Municipal Bond Fund                                   Investor         04/11/1994
                                                                       A Class          02/27/2004
                                                                       B Class          02/27/2004
                                                                       C Class          02/27/2004


         Long-Term Tax-Free Fund                                       Investor         12/12/2005
                                                                       Institutional    12/12/2005
                                                                       A Class          12/12/2005
                                                                       B Class          12/12/2005
                                                                       C Class          12/12/2005





This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.
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